EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our audit report dated January 26, 2009 with respect to the consolidated financial statements of Halberd Corporation and Subsidiary for the period ended July 31, 2008 included in this Registration Statement on Form S-1.

                /s/ Rehmann Robson P.C.

Troy, Michigan

March 11, 2009